UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 26, 2008

G REIT Liquidating Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-50261	26-6199755
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Wachovia Secured Loan

On February 26, 2008, we, through our subsidiary GREIT-Western Place, LP, along with eight unaffiliated entities that are either directly or indirectly managed by Grubb & Ellis Realty Investors, LLC, entered into a secured loan, or the Western Place loan, with Wachovia Bank, National Association, or Wachovia. The Western Place loan is evidenced by a Loan Agreement, or the Western Place loan agreement, and a Promissory Note in the principal amount of $28,000,000, or the Western Place note. The net cash proceeds of the Western Place loan were used to repay LaSalle Bank National Association, or LaSalle, for all principal, interest and related exit fees outstanding that were due under the loan originally provided by LaSalle to finance the acquisition of Western Place I and II, located in Fort Worth, Texas, which was acquired on July 23, 2004. The Western Place note is secured by a Deed of Trust, Assignment, Security Agreement and Fixture Filing, or the Western Place deed of trust, and a Repayment Guarantee by which we unconditionally and irrevocably guarantee the full and prompt payment of an amount not to exceed $7,400,000 of the principal amount outstanding, 100% of all interest owed, and other customary fees upon an event of default of the Western Place loan. The loan matures on February 28, 2009, and provides for monthly interest-only payments due on the first day of each calendar month, beginning April 1, 2008. At our option, the loan bears interest at per annum rates equal to: (a) 30-day LIBOR plus 1.65% per annum; or (b) the Prime Rate, as announced by Wachovia from time to time as its prime rate. If any monthly installment that is due is not received by Wachovia on or before the 15th day of each month, the loan provides for a late charge equal to 4.0% of such monthly installment. In the event of a default, the loan also provides for a default interest rate of 4.0% per annum plus the greater of the LIBOR Rate or the Prime Rate. The loan may be prepaid in whole or in part, without paying a prepayment premium. The loan documents contain certain customary representations, warranties, covenants and indemnities.

Wachovia Interest Rate Swap

Grubb & Ellis Realty Investors, LLC entered into an interest rate swap agreement dated January 8, 2008, or the ISDA Agreement, as amended February 4, 2008, or the First Amendment, and February 26, 2008, or the Second Amendment, with Wachovia, in connection with the Western Place loan with Wachovia. The material terms of the First Amendment adjusted the termination date of the ISDA Agreement from January 25, 2011 to February 8, 2009. The material terms of the Second Amendment designated GREIT-Western Place, LP and the eight unaffiliated entities as counterparties to the ISDA Agreement, and amended the termination date from February 8, 2009 to February 28, 2009. As noted above, pursuant to the terms of the Western Place note in favor of Wachovia, the Western Place loan bears interest, at our option, at a per annum rate equal to either: (a) 30-day LIBOR plus 1.65%; or (b) the Prime Rate, as announced by Wachovia from time to time as its prime rate. As a result of the ISDA Agreement, as amended, the Western Place loan bears interest at a nominal fixed rate of 6.21% per annum from February 26, 2008 through February 28, 2009; and provides for monthly interest-only payments due on the first business day of each calendar month commencing on April 1, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G REIT Liquidating Trust

March 3, 2008	By:	/s/ Courtney A. Brower

Name: Courtney A. Brower
Title: Authorized Representative